Exhibit 10(b), Form 10-K
Kansas City Life Insurance Company

TWENTY-EIGHTH AMENDMENT

KANSAS CITY LIFE INSURANCE COMPANY

SAVINGS AND PROFIT SHARING PLAN

___________________________________

THIS TWENTY-EIGHTH AMENDMENT to the Kansas City Life Insurance Company Savings and Profit Sharing Plan, reflecting compliance with Internal Revenue Code Section 401(a)(31), changes to various paragraphs to effect transfers of Company contributed employer stock by specified participants, clarification that certain paragraphs are no longer applicable, provision for the meaning of "fair market value" and correction of paragraph references, effective January 1, 2006 except as stated otherwise in the Plan, is entered into by and between Kansas City Life Insurance Company, a corporation organized and existing under the Laws of the State of Missouri, and Charles R. Duffy, Jr., Tracy W. Knapp and Mark A. Milton, Successor Trustees.

1.	Paragraph 2.4 is hereby amended to read in its entirety as follows:

"2.4 Election to Participate. Except as provided in Paragraph 4.2, any eligible employee who desires to become a participant must execute and deliver to the Committee an application for participation on the form provided by the Committee and such other forms, if any, as may be required. In such application for participation, the employee shall agree to be bound by the terms of this Plan and Trust and of all amendments hereafter adopted with the same force and effect as if the employee had executed this Plan and Trust, and shall set forth such reasonable information as may be required by the Committee to effect participation and maintain the qualified status of this Plan and Trust."

2.	Paragraph 4.3 is hereby amended to read in its entirety as follows:

"4.3 Form of Payment. The contributions of Kansas City Life Insurance Company may be made in cash, in treasury stock or in shares of authorized but unissued stock of Kansas City Life Insurance Company. If the Company or any affiliated participating company shall make its contribution in cash, the Trustees shall have the authority to purchase shares, acting independently as to when purchases are made, the number of shares to be purchased, the prices to be paid, and the broker, if any employed, to effect the purchases. The contributions of any participating affiliated corporation shall be converted to stock in such manner as shall be satisfactory to the Trustees and the respective companies from time to time. For purposes of fixing the amount of contributions made with shares of treasury stock, or shares of authorized but unissued stock, and commencing with valuation date of the Plan in June, 1982, such stock shall be valued at the average of its bid price on the over-the-counter market for all business days following the previous monthly valuation date. This value shall be deemed to be the fair market value of the stock. In the event the Company is precluded from delivering such shares to the Trustees by law or because of the unavailability of such shares, the Company's contribution to the Trustees shall be in cash, and said cash shall be invested until such time as shares of the Company stock shall be available for purchase by the Trustees."

3.	Paragraph 6.4 is hereby amended to read in its entirety as follows:

"6.4 Investment Changes. Any participant shall have the right from time to time, although not more often than once within a twelve (12) month period, to require that the value of any one (1) or more of his accounts be transferred for investment for his account in any of Funds I, II or IV, provided that this right shall not apply to Fund III, and, commencing January 1, 1977, no such transfers shall be permitted from Fund IV to any other fund, and not such transfers shall be permitted from Fund I to Fund II. Such transfer shall also be governed by reasonable rules of the Administrative Committee regarding the timeliness of notice.

Commencing September 1, 1993, a participant shall have the right, not more often than once a month and notwithstanding any transfers made in the twelve (12) months prior to September 1, 1993, to require that the value of any one (1) or more of his accounts be transferred for investment for his account in any of

Funds I, II, IV, V, VI, VII, VIII or IX, and, commencing July 1, 2001, Fund X provided that such transfer shall be made in whole percentages. Except as provided in Paragraph 6.8, this right shall not apply to Fund III, and a participant that transferred the value of his account from Fund II to another fund in the six (6) months prior to September 1, 1993 may not transfer any amount into Fund II until at least six (6) after the date of said transfer from Fund II. Thereafter, transfers to or from Fund II may occur only once in a six (6) month period. All transfers shall be governed by reasonable rules of the Administrative Committee regarding the timeliness of notice.”

4.	Paragraph 6.5 is hereby amended to delete the reference to "Paragraph 4.2" and substitute "Paragraph 4.3".

5.	Paragraph 6.6 is hereby amended to delete the reference to "Paragraph 4.2" and substitute "Paragraph 4.3".

6.	Article VI is hereby amended to add a new Paragraph as follows:

"6.8 Fund III Assets. Commencing January 1, 2006, a participant in the eligible group shall have the right, not more often that once a calendar month, to require that the value of his account in Fund III be transferred for investment for his account in any one or more of the other Funds of the Plan. Such transfer shall be made in whole percentages of the account in Fund III, and shall be governed by rules of the Administrative Committee concerning timeliness of notice.

For purposes of this Paragraph, "eligible group" shall mean participants

(a) who have attained age 59, and

(b) who have completed six (6) years of employment as defined in Paragraph 8.1, except for purposes of this Paragraph 6.8, the sixth (6th) year shall be considered completed in the month when the participant has completed 1,000 hours of employment in the calendar year, and

(c) who are not individuals who are alternate payees under a Qualified Domestic Relations Order for whom a separate account is being maintained, or former employees who were participants [or their beneficiaries] and have not withdrawn all the value of their accounts pursuant to Paragraph 10.4".

7.	Paragraph 10.5 is hereby amended to delete the reference to Paragraph "4.2" and substitute "Paragraph 4.3".

8.	Paragraph 15.15(b) is hereby amended to read in its entirety as follows:

"(b) For the purposes of this Plan, a participant who reaches his normal retirement date shall be deemed to have retired on such date and shall thereupon become entitled to the retirement benefits herein, except as provided in Subparagraph (c). The value of all contributions allocated to his respective accounts shall be one hundred percent (100%) vested. However, this Subparagraph (b) shall not apply to Paragraph 6.8."

9.	Paragraph 15.30 is hereby amended to read in its entirety as follows:

"15.30 Defined Benefit Plan Fraction. As used in this section, the words "defined benefit plan fraction" shall mean, for any Plan year, a fraction,

(a)    the numerator of which is the projected annual benefit of the participant, that is, the annual benefit to which he would be entitled under the terms of the defined benefit plan on the assumptions that he continues employment until his normal retirement date as determined under the terms of the defined benefit plan, that his compensation continues at the same rate as in effect in the Plan year under consideration until his normal retirement date and that all other relevant factors used to determine benefits under such defined benefit plan remain constant as of the current Plan year for all future Plan years, under all defined benefit plans maintained by the Company, determined as of the close of the Plan year; and,

(b) the denominator of which is the lesser of: (i) the maximum dollar limit for such year (for example, ninety thousand dollars ($90,000.00) for 1983, and adjusted annually for increases in the cost of living as permitted under Section 415(d) of the Internal Revenue Code) times 1.25, or (ii) the percentage of compensation limit for such year times 1.4.

Effective January 1, 2000, this Paragraph shall not apply."

10.	Paragraph 15.31 is hereby amended to read in its entirety as follows:

"15.31 Defined Contribution Plan Fraction. As used in this section, the words "defined contribution plan fraction" shall mean, for any Plan year, a fraction,

(a) the numerator of which is the sum of the annual additions to the participant's account under all defined contribution plans maintained by the Company in that Plan year; and,

(b) the denominator of which is the sum of the lesser of the following amounts, determined for the year and for each prior year of service with the Company: (i) the product of 1.25 multiplied by the dollar limitation in effect for the year, or (ii) the product of 1.4 multiplied by the percentage of compensation limit (IRC 415(e)(3) as amended).

(c) In computing the defined contribution plan fraction above, for years ending after December 31, 1982, at the election of the Company, the amount to be taken into account for all years ending before January 1, 1983, may be computed to be an amount equal to the denominator of the fraction, as in effect for the year ending in 1982, multiplied by a transition fraction,

1. the numerator of which is the lesser of (i) fifty-one thousand eight hundred seventy-five dollars ($51,875.00), or (ii) 1.4 multiplied by twenty-five percent (25%) of the participant's compensation for the year ending in 1981; and,

2. the denominator of which is the lesser of (i) forty-one thousand five hundred dollars ($41,500.00), or (ii) twenty-five percent (25%) of the participant's compensation for the year ending in 1981.

Effective January 1, 2000, this Paragraph shall not apply."

11.	Paragraph 15.34 is hereby amended by adding at the end the following:

"The value of a participant's Fund II or Fund III account may, at the option of the participant, be distributed in the form of Company stock as provided in Paragraph 10.3 as part of a direct rollover whether or not the participant's entire vested account balance is subject to a mandatory distribution as provided in Paragraph 10.4. However, a mandatory distribution subject to the automatic rollover provision in the immediately following paragraph of this Paragraph 15.34 shall be made only in the form of cash, and shall not include any Company stock."

"Effective March 28, 2005, in the event of a mandatory distribution of less than $5,000.00 in accordance with Paragraph 10.4, if the participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the participant in a direct rollover or to receive the distribution directly in accordance with Paragraphs 10.4 or 15.34, then the Plan will pay the distribution in a direct rollover to any individual retirement plan designated by the Plan."

IN WITNESS WHEREOF, Kansas City Life Insurance Company has caused this Twenty-eighth Amendment to the Plan and Trust to be executed by its authorized Officers and its Corporate Seal to be hereunto affixed, and the Trustees have executed the Amendment, all on the 30th day of January, 2006.

KANSAS CITY LIFE INSURANCE COMPANY

By: /s/Wm. A. Schalekamp
Its: Vice President

ATTEST:

By: /s/Sherri Morehead

Its: Assistant Secretary

/s/Mark A. Milton

/s/Charles R. Duffy

/s/Tracy W. Knapp

TRUSTEES